Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199105 on Form S-3 and Registration Statement Nos. 333-194792 and 333-191297 on Form S-8 of our report dated March 11, 2015, relating to the financial statements of BIND Therapeutics, Inc. appearing in this Annual Report on Form 10-K of BIND Therapeutics, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 11, 2015